Exhibit 99.1
Western Refining, Inc. Announces Quarterly Dividend
EL PASO, TEXAS, August 24, 2006 – The Board of Directors of Western Refining, Inc. (NYSE: WNR) (the “Company”) has approved its regular quarterly cash dividend of $0.04 per share on the Company’s common stock. The dividend will be paid on October 23, 2006 to holders of record at the close of business on October 2, 2006.
Western Refining, Inc., headquartered in El Paso, Texas, is an independent crude oil refiner and marketer of refined products, operating primarily in the Southwest region of the United States, including Arizona, New Mexico and West Texas.
Any statements in this press release, including those about future payments of dividends, that are not statements of historical fact are forward-looking statements. Forward-looking statements reflect the Company’s current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Some of these expectations may be based upon assumptions or judgments that prove to be incorrect. In addition, the Company’s business and operations involve numerous risks and uncertainties, many of which are beyond the Company’s control, which could result in the Company’s expectations not being realized or otherwise materially affect the Company’s financial condition, results of operations and cash flows. Additional information regarding these and other risks are contained in the Company’s filings with the Securities and Exchange Commission.
Contact:
Western Refining, Inc.
Scott Weaver
915-775-3300